As filed with the Securities and Exchange Commission on June 10, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10 and FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Form F-10	Form F-3
THOMSON REUTERS CORPORATION (Exact name of Registrant as specified in its charter)	TR FINANCE LLC (Exact name of Registrant as specified in its charter) (FOR ADDITIONAL CO- REGISTRANTS, PLEASE SEE THE TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)

Ontario, Canada (Province or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)

2741 (Primary Standard Industrial Classification Code Number (if applicable))

98-0176673 (I.R.S. Employer Identification Number (if applicable))	84-3786645 (I.R.S. Employer Identification Number)

333 Bay Street, Suite 300 Toronto, Ontario M5H 2R2, Canada (416) 687-7500 (Address and telephone number of Registrant’s principal executive offices)	610 Opperman Drive Eagan, Minnesota 55123 (651) 687-7000 (Address and telephone number of Registrant’s principal executive offices)

Thomson Reuters Holdings Inc.

3 Times Square

New York, New York 10036

(646) 540-2000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Mile Kurta, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

(212) 880-6000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

Form F-10

Province of Ontario, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒	at some future date (check the appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

Form F-3

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company     ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

TABLE OF ADDITIONAL REGISTRANTS

Form F-3

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization	Address and Telephone Number of Principal Executive Offices
Thomson Reuters Applications Inc.	74-3053016	Delaware	610 Opperman Drive Eagan, Minnesota 55123 (651) 687-7000

Thomson Reuters (Tax & Accounting) Inc.	75-1297386	Texas	2395 Midway Road Carrollton, Texas 75006 (800) 327-8829

West Publishing Corporation	41-1426973	Minnesota	610 Opperman Drive Eagan, Minnesota 55123 (651) 687-7000

Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Agent for Service:

Thomson Reuters Holdings Inc.

3 Times Square

New York, New York 10036

(646) 540-2000

PART I

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and no securities may be sold until such registration statement becomes effective.

This preliminary short form base shelf prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

No securities regulatory authority has expressed an opinion about these securities and it is an offense to claim otherwise. Information has been incorporated by reference in this prospectus from documents filed with securities regulatory authorities in Canada and filed with, or furnished to, the U.S. Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from Thomson Reuters, Attention: Investor Relations Department, 3 Times Square, New York, New York 10036, United States (telephone: 1.332.219.1046), and are also available electronically at www.sedar.com and www.sec.gov.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	June 10, 2022

US$3,000,000,000

Thomson Reuters Corporation Debt Securities (unsecured)	TR Finance LLC Debt Securities (unsecured) Guaranteed by Thomson Reuters Corporation, Thomson Reuters Applications Inc., Thomson Reuters (Tax & Accounting) Inc. and West Publishing Corporation

Thomson Reuters Corporation (“TRC”) and its subsidiary, TR Finance LLC (“TR Finance”), may from time to time offer and issue one or more series of unsecured debt securities (the “TRC Debt Securities” if issued by TRC, the “TR Finance Debt Securities” if issued by TR Finance and together, the “Debt Securities”), in an aggregate principal amount of up to US$3,000,000,000 (or the equivalent in other currencies) or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate issue price of US$3,000,000,000 (or the equivalent in other currencies), during the 25-month period that this short form base shelf prospectus, including any further amendments hereto, remains valid. The TR Finance Debt Securities will be TR Finance’s senior unsecured obligations and will be guaranteed on a senior unsecured basis, jointly and severally (the “Guarantee Obligations”), by TRC and its subsidiaries, Thomson Reuters Applications Inc. (“Thomson Reuters Applications”), Thomson Reuters (Tax & Accounting) Inc. (“Thomson Reuters Tax & Accounting”) and West Publishing Corporation (”West Publishing”, together with Thomson Reuters Applications and Thomson Reuters Tax & Accounting, the “Subsidiary Guarantors” and each of TRC and the Subsidiary Guarantors is individually referred to as a “Guarantor” and collectively, the “Guarantors”). All references to “TR Finance Debt Securities” and “Debt Securities” in this prospectus shall include the related Guarantee Obligations by the Guarantors, with respect to the TR Finance Debt Securities.

TRC and TR Finance will provide the specific terms of the TRC Debt Securities and the TR Finance Debt Securities, respectively, in respect of which this prospectus is being delivered in applicable prospectus supplements and may include, where applicable, the specific designation, aggregate principal amount, currency, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at our option or at the option of the holder and any other specific terms. You should read this prospectus and any applicable prospectus supplements carefully before you invest. Debt Securities may consist of debentures, notes or other types of debt and may be issuable in series. This prospectus may not be used to offer Debt Securities unless accompanied by a prospectus supplement. Our intended use for any net proceeds that we expect to receive from the issue of Debt Securities will be set forth in a prospectus supplement.

Investing in the Debt Securities is subject to certain risks. See the “Risk Factors” section of this prospectus.

All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be deemed to be incorporated by reference into this prospectus as of the date of the prospectus supplement and only for the purposes of the distribution of the Debt Securities to which the prospectus supplement pertains.

TRC’s principal executive office is located at 333 Bay Street, Suite 300, Toronto, Ontario M5H 2R2, Canada. TR Finance’s head office is located at 610 Opperman Drive, Eagan, Minnesota 55123, United States.

We are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements of TRC and its consolidated subsidiaries (collectively, “Thomson Reuters”) included or incorporated by reference in this prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Therefore, our consolidated financial statements and information included or incorporated by reference in this prospectus may not be comparable to financial statements prepared in accordance with U.S. generally accepted accounting principles. Our financial statements are audited in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), as well as U.S. securities regulatory auditor independence standards. PricewaterhouseCoopers LLP, TRC’s independent registered public accounting firm, has advised that they are independent of TRC within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario, and independent within the Securities Act (Ontario), and the applicable rules and regulations adopted by the U.S. Securities and Exchange Commission and PCAOB.

Owning the Debt Securities may have tax consequences in both the United States and Canada. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should consult your own tax advisor with respect to your own particular circumstances and read the tax discussion in this prospectus and any applicable prospectus supplement.

The ability of investors to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that TRC is incorporated under the laws of the Province of Ontario, Canada, some of the officers and directors of TRC, TR Finance and the Subsidiary Guarantors and some of the experts named in this prospectus and the documents incorporated by reference herein are non-U.S. residents, and some of our assets and some of the assets of those officers, directors and experts may be located outside of the United States.

Unless otherwise specified in an applicable prospectus supplement, the Debt Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which the Debt Securities may be sold and purchasers may not be able to resell the Debt Securities purchased under this prospectus. This may affect the pricing of the Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities, and the extent of issuer regulation. See the “Risk Factors” section of this prospectus.

THESE DEBT SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ABOUT THIS PROSPECTUS

In this prospectus, “TRC” refers to Thomson Reuters Corporation and “TR Finance” refers to TR Finance LLC. The words “we,” “us,” “our,” “our company” and “Thomson Reuters” refer to, collectively, TRC and its consolidated subsidiaries (including, for greater certainty, TR Finance and the Subsidiary Guarantors), unless the context requires otherwise. Unless otherwise indicated, references in this prospectus to “$”, “US$”, or “dollars” are to U.S. dollars, and references to “C$” are to Canadian dollars.

This prospectus is part of the joint registration statement on Forms F-10 and F-3 relating to the Debt Securities that we filed with the U.S. Securities and Exchange Commission, or SEC. Under this “shelf” registration process, we may, from time to time, sell any combination of Debt Securities in one or more offerings up to an aggregate principal amount of US$3,000,000,000. This prospectus provides you with a general description of the Debt Securities that we may offer. Each time we sell Debt Securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms, including the issuer, of that offering of Debt Securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Debt Securities.

We present our financial statements in accordance with IFRS, as issued by the International Accounting Standards Board. Therefore, our consolidated financial statements and information included or incorporated by reference in this prospectus and any applicable prospectus supplement may not be comparable to financial statements prepared in accordance with U.S. generally accepted accounting principles. Our financial statements are audited in accordance with the standards of the Public Company Accounting Oversight Board, as well as U.S. securities regulatory auditor independence standards.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this prospectus from documents filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC in the United States. Copies of the documents incorporated by reference in this prospectus may be obtained upon written or oral request without charge from Thomson Reuters, Attention: Investor Relations Department, 3 Times Square, New York, New York 10036, United States (telephone: 1.332.219.1046), and are also available electronically on the Thomson Reuters website at www.tr.com. The information on our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

You may also access our disclosure documents and any reports, statements or other information that we file with the securities regulatory authorities in each of the provinces of Canada through the Internet on the Canadian System for Electronic Document Analysis and Retrieval, which is commonly known by the acronym SEDAR and which may be accessed at www.sedar.com. SEDAR is the Canadian equivalent of the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov. In addition to our continuous disclosure obligations under the securities laws of the provinces of Canada, we are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file with and furnish to the SEC reports and other information. Our filings are also electronically available from commercial document retrieval services, such as Westlaw.

Under the multijurisdictional disclosure system adopted by the United States and Canada, we are permitted to incorporate by reference in this prospectus certain information we file with or furnish to the SEC and the securities regulatory authorities in Canada, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is an important part of this prospectus. Information incorporated by reference must be filed as exhibits to the joint registration statement on Forms F-10 and F-3 that we have filed with the SEC in connection with the Debt Securities.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

TRC is a corporation incorporated under and governed by the Business Corporations Act (Ontario), or the OBCA. The controlling shareholder of Thomson Reuters and some of the directors and officers of TRC, as well as certain of the experts named in this prospectus and the documents incorporated by reference into this prospectus, are non-U.S. residents and all or a substantial portion of their assets and a substantial portion of our assets are located outside of the United States. It may be difficult for holders of Debt Securities to effect service within the United States upon our controlling shareholder, the directors and officers of TRC and the experts named in this prospectus and any documents incorporated by reference into this prospectus who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon civil liability under United States federal securities laws. While we believe that a monetary judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes, we cannot assure you that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

TR Finance is a limited liability company formed under the laws of the State of Delaware, Thomson Reuters Applications is a corporation formed under the laws of the State of Delaware, Thomson Reuters (Tax & Accounting) is a corporation formed under the laws of the State of Texas and West Publishing is a corporation formed under the laws of the State of Minnesota.

TR Finance, the Subsidiary Guarantors, certain of the directors of TRC, TR Finance and the Subsidiary Guarantors, and certain of the individuals who signed a certificate of this prospectus, reside outside of Canada. These individuals and entities have appointed our Canadian subsidiary, Thomson Reuters Canada Limited, as their agent for service of process in Canada:

Name of Person	Name and Address of Agent

     Thomson Reuters Applications Inc.

     Thomson Reuters (Tax & Accounting) Inc.

     TR Finance LLC

     West Publishing Corporation

     Kirk E. Arnold

     LaVerne Council

     Michael E. Daniels

     Steve Hasker

     Kirk Koenigsbauer

     Deanna Oppenheimer

     Simon Paris

     Kim M. Rivera

     Barry Salzberg

     Erin C. Brown

     Sean Cannizzaro

     Paul Fischer

     David Hindt

     Karen Hirsh

     Brian Peccarelli

     Linda J. Walker

     Brian Wilson

Thomson Reuters Canada Limited 333 Bay Street, Suite 300 Toronto, Ontario M5H 2R2, Canada

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the person has appointed an agent for service of process in Canada.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

●	TRC’s audited consolidated financial statements for the year ended December 31, 2021 and the accompanying auditor’s report thereon;

●	TRC’s management discussion and analysis for the year ended December 31, 2021;

●	TRC’s annual report for the year ended December 31, 2021 (which also constitutes an annual information form);

●	TRC’s management proxy circular dated April 18, 2022, related to its annual meeting of shareholders held on June 8, 2022;

●	TRC’s unaudited consolidated interim financial statements for the three months ended March 31, 2022; and

●	TRC’s management’s discussion and analysis for the three months ended March 31, 2022.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any documents of the type referred to above, all material change reports (excluding confidential material change reports, if any), business acquisition reports and any “template version” of any “marketing materials” (each as defined in National Instrument 41-101 — General Prospectus Requirements) that TRC files with the securities regulatory authorities in Canada after the date of this prospectus and prior to the termination of the distribution of Debt Securities shall be deemed to be incorporated by reference into this prospectus. To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with, or furnished to, the SEC on Form 40-F or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part if and to the extent expressly provided in such report.

When TRC files a new annual information form or annual report and the related audited comparative consolidated financial statements with, and where required, they are accepted by the applicable securities regulatory authorities during the time that this prospectus is valid, the previous annual information form or annual report, the previous audited consolidated financial statements and all unaudited consolidated financial statements, material change reports, proxy circulars and business acquisition reports filed prior to the commencement of the financial year in which the new annual information form or annual report is filed will be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Debt Securities under this prospectus.

A prospectus supplement containing the specific terms of any Debt Securities will be delivered, together with this prospectus, to purchasers of such Debt Securities and will be deemed to be incorporated into this prospectus for the purposes of securities legislation as of the date of such prospectus supplement, but only for the purposes of the distribution of the Debt Securities to which such prospectus supplement pertains.

You should rely only on the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of Debt Securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of the applicable prospectus supplement.

CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS

Certain statements included and incorporated by reference in this prospectus are forward-looking. When used in this prospectus or in the documents incorporated by reference herein, the words “will,” “expect,” believe,” “target,” “estimate,” “could,” “should,” “intend,” “predict”, “project” and similar expressions identify forward-looking statements. While Thomson Reuters believes that it has a reasonable basis for making forward-looking statements, they are not a guarantee of future performance or outcomes and there is no assurance that any of the events described in any forward-looking statement will materialize. Forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results or events to differ materially from current expectations. Many of these risks, uncertainties and assumptions are beyond Thomson Reuters’ control and the effects of them can be difficult to predict. These risks include, but are not limited to:

●	uncertainty, downturns and changes in the markets that the company serves;

●	actions of competitors;

●

failure to keep pace with technological developments to provide new products, services, applications and functionalities to meet customers’ needs, attract new customers and retain existing ones, or expand into new geographic markets and identify areas of higher growth;

●	failure to derive fully the anticipated benefits from existing or future acquisitions, dispositions or other strategic investments, including joint ventures and investments;

●	fraudulent or unpermitted data access or other cyber-security or privacy breaches; failures or disruptions of data centers, network systems, telecommunications, or the Internet;

●	failure to adapt to organizational changes and effectively implement strategic initiatives;

●	failure to attract, motivate and retain high quality, talented and diverse management and key employees;

●	failure to meet the challenges involved in operating globally;

●	failure to maintain a high renewal rate for recurring, subscription-based services; dependency on third parties for data, information and other services;

●	failure to protect the brands and reputation of Thomson Reuters;

●

the ongoing impact of the COVID-19 pandemic on the company’s business and risks that the pandemic could have a longer duration or a more significant impact on Thomson Reuters than the company currently expects;

●	impairment of goodwill and other identifiable intangible assets;

●	changes to law and regulations related to privacy, data security, data protection and other areas;

●	inadequate protection of intellectual property rights; tax matters, including changes to tax laws, regulations and treaties;

●	threat of legal actions and claims; risk of antitrust/competition-related claims or investigations;

●	fluctuations in foreign currency exchange and interest rates;

●	downgrading of credit ratings and adverse conditions in the credit markets;

●	the effect of factors outside of the control of Thomson Reuters on funding obligations in respect of pension and post-retirement benefit arrangements;

●	actions or potential actions that could be taken by the company’s principal shareholder, The Woodbridge Company Limited; and

●	the ability of Thomson Reuters Founders Share Company to affect the company’s governance and management.

These factors and other risk factors described herein, including under the section of this prospectus entitled “Risk Factors,” and in some of the documents incorporated by reference in this prospectus represent risks that our management believes are material. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of the date of this prospectus. Except as may be required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements. Additional factors are discussed in our materials filed with the securities regulatory authorities in Canada and filed with the SEC from time to time, including TRC’s annual information form for the year ended December 31, 2021, which is contained in TRC’s annual report on Form 40-F for the year ended December 31, 2021, and the other documents incorporated by reference herein.

BUSINESS

Thomson Reuters

Thomson Reuters is a leading provider of business information services. Our products include highly specialized information-enabled software and tools for legal, tax, accounting and compliance professionals combined with the world’s most global news service – Reuters.

Our company purpose is to Inform the Way Forward, which reflects our commitment to serve professionals, advance critical institutions and build trust through our products and with our actions.

We are organized in five reportable segments described below which reflect how we manage our businesses.

Legal Professionals

Serves law firms and governments with research and workflow products, focusing on intuitive legal research powered by emerging technologies and integrated legal workflow solutions that combine content, tools and analytics.

Corporates

Serves corporate customers from small businesses to multinational organizations, including the seven largest global accounting firms, with our full suite of content-enabled technology solutions for in-house legal, tax, regulatory, compliance and IT professionals.

Tax & Accounting Professionals

Serves tax, accounting and audit professionals in accounting firms (other than the seven largest, which are served by our Corporates segment) with research and workflow products, focusing on intuitive tax offerings and automating tax workflows.

Reuters News

Supplies business, financial and global news to the world’s media organizations, professionals and news consumers through Reuters News Agency, Reuters.com, Reuters Events, Thomson Reuters products and the Refinitiv business of LSEG.

Global Print Provides legal and tax information primarily in print format to customers around the world.

Our businesses are supported by a corporate center that centrally manages commercial and technology operations, including those around our sales capabilities, digital customer experience and product and content development. Our corporate center also centrally manages functions such as finance, legal and human resources, as well as our Change Program.

TRC is incorporated under the OBCA. Its registered office and principal executive office is located at 333 Bay Street, Suite 300, Toronto, Ontario M5H 2R2, Canada.

TR Finance

TR Finance is an indirect 100%-owned subsidiary of TRC formed under the laws of the State of Delaware with the sole purpose of issuing the TR Finance Debt Securities. Other than the TR Finance Debt Securities to be issued hereunder, TR Finance has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own. TR Finance’s head office is located at 610 Opperman Drive, Eagan, Minnesota 55123, United States.

Subsidiary Guarantors

Thomson Reuters Applications is an indirect 100%-owned subsidiary of TRC formed under the laws of the State of Delaware. Thomson Reuters Applications operates part of the company’s Legal Professionals, Tax & Accounting Professionals and Corporates businesses. Thomson Reuters Applications’ head office is located at 610 Opperman Drive, Eagan, Minnesota 55123, United States.

Thomson Reuters Tax & Accounting is an indirect 100%-owned subsidiary of TRC formed under the laws of the State of Texas. Thomson Reuters Tax & Accounting operates part of the company’s Tax & Accounting Professionals and Corporates businesses. Thomson Reuters Tax & Accounting’s head office is located at 2395 Midway Road, Carrollton, Texas 75006, United States.

West Publishing is an indirect 100%-owned subsidiary of TRC formed under the laws of the State of Minnesota. West Publishing operates part of the company’s Legal Professionals, Corporates and Global Print businesses. West Publishing’s head office is located at 610 Opperman Drive, Eagan, Minnesota 55123, United States.

RISK FACTORS

Investing in the Debt Securities is subject to certain risks. Before purchasing Debt Securities, you should consider carefully the risk factors set forth below and those under the heading “Risk Factors” in TRC’s annual information form, which is contained in TRC’s annual report on Form 40-F for the year ended December 31, 2021 (and our annual information forms for subsequent years), as well as the other information contained in and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in the applicable prospectus supplement. If any of the events or developments discussed in these risks actually occur, our business, financial condition or results of operations or the value of the Debt Securities could be adversely affected.

Risks Relating to the Debt Securities

Fluctuations in exchange rates could give rise to foreign currency exposure.

Debt Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Debt Securities denominated in currencies other than the local currency. Debt Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

An increase in market interest rates could result in a decrease in the relative value of the Debt Securities.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if a holder holds Debt Securities and market interest rates increase, the market value of such Debt Securities may decline. We cannot predict future levels of market interest rates.

Credit ratings assigned to Debt Securities may change.

We cannot assure you that any credit rating assigned to Debt Securities issued hereunder will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. A lowering or withdrawal of such rating may have an adverse effect on the market value of the Debt Securities.

There may not be a trading market for the Debt Securities.

There is currently no market through which the Debt Securities may be sold and you may not be able to resell the Debt Securities issued hereunder. We cannot assure you that a secondary market for trading in the Debt Securities will develop or that any secondary market which does develop will continue.

The Debt Securities will be subordinated to creditors of our subsidiaries.

We conduct our operations through a number of subsidiaries and to the extent any such subsidiary, except for any Subsidiary Guarantor in the case of the TR Finance Debt Securities, has or incurs indebtedness with a third party, the holders of the Debt Securities will effectively be subordinated to the claims of the holders of such third-party indebtedness, including in the event of liquidation or upon a realization of the assets of any such subsidiary.

Except for TR Finance and the Subsidiary Guarantors, none of TRC’s subsidiaries have guaranteed or will otherwise become obligated with respect to the TR Finance Debt Securities (including any subsidiaries of the Subsidiary Guarantors). Accordingly, each Guarantor’s right to receive assets from any of its subsidiaries upon such subsidiary’s bankruptcy, liquidation or reorganization and the right of holders of TR Finance Debt Securities to participate in those assets, is effectively subordinated to claims of that subsidiary’s creditors, including trade creditors.

The TRC Debt Securities and TR Finance Debt Securities are unsecured and would rank equal in right of payment to TRC’s or TR Finance’s existing and future unsecured indebtedness, respectively, and would be effectively subordinated to any of its future secured indebtedness and, in the case of the TR Finance Debt Securities, any of the Guarantors’ existing and future secured indebtedness, in each case to the extent of the value of the assets securing such indebtedness.

The TRC Debt Securities and TR Finance Debt Securities are unsecured and would rank equal in right of payment to TRC’s or TR Finance’s existing and future unsecured indebtedness, respectively. In addition, the TRC Debt Securities and TR Finance Debt Securities would be effectively subordinated in right of payment to any of TRC’s or TR Finance’s future secured indebtedness, respectively, to the extent of the value of the assets securing such indebtedness. TRC and TR Finance will not be restricted in their ability to make investments or incur debt.

In the case of the TR Finance Debt Securities, the Guarantee Obligations are unsecured and effectively subordinated in right of payment to all of the Guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness. The TR Finance Indenture (as defined below) does not restrict any Guarantor’s ability to incur additional indebtedness, including secured indebtedness generally, which would have a prior claim on the assets securing that indebtedness.

In the event of insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of TRC, TR Finance or any Subsidiary Guarantor, their respective assets that serve as collateral for any secured indebtedness would be made available to satisfy their respective obligations to secured creditors before any payments are made on the TRC Debt Securities or the TR Finance Debt Securities, as applicable.

We have made only limited covenants in the Indentures (as defined below) governing the Debt Securities and these limited covenants may not protect your investment.

The Indentures governing the Debt Securities do not:

●

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the Debt Securities in the event that we experience significant adverse changes in our financial condition or results of operations;

●	limit our ability to incur indebtedness that is equal in right of payment to the Debt Securities;

●	restrict our ability to transfer assets within Thomson Reuters;

●	restrict our ability to repurchase our shares;

●	restrict our ability to make investments or to pay dividends or make other payments in respect of our shares or other securities ranking junior to the Debt Securities; or

●	necessarily afford holders of Debt Securities protection should we be involved in a transaction that significantly increases our leverage.

The Indentures governing the Debt Securities contain only limited protections in the event of many types of transactions that we could engage in, including acquisitions, refinancings, dispositions, recapitalizations, restructurings or other reorganizations or material strategic transactions that could substantially affect our capital structure and the value of the Debt Securities. If any such transaction should occur, the value of your Debt Securities may decline.

TR Finance is dependent on the financial position and credit worthiness of Thomson Reuters.

TR Finance will have no assets, property or obligations other than the TR Finance Debt Securities and its ability to pay interest and any premiums on the TR Finance Debt Securities and other operating expenses and to meet its obligations depends upon the credit support of the Guarantors. Accordingly, holders of the TR Finance Debt Securities will be subject to the risks related to the financial position and creditworthiness of Thomson Reuters as a whole, as described elsewhere in the documents incorporated by reference in this prospectus.

The Subsidiary Guarantors of the TR Finance Debt Securities may be released from their Guarantee Obligations in certain circumstances.

As described under “Description of Debt Securities — Guarantees of TR Finance Debt Securities,” the Subsidiary Guarantors can be released from their Guarantee Obligations without the consent of the holders of the TR Finance Debt Securities in certain circumstances, including a release of a guarantee by the applicable Subsidiary Guarantor if such Subsidiary Guarantor is no longer a direct or indirect 100%-owned subsidiary of TRC.

The Guarantors of the TR Finance Debt Securities may be limited by U.S. bankruptcy law in their ability to fulfill their respective Guarantee Obligations.

Federal and state statutes could allow courts, under specific circumstances, to void the guarantees, subordinate claims in respect of the TR Finance Debt Securities and require holders of TR Finance Debt Securities to return payments received from Guarantors.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a guarantee or claims related to the notes or subordinate a guarantee to all of TR Finance’s other debts or to all other debts of a Guarantor if, among other things, TR Finance or a Guarantor, at the time TR Finance or such Guarantor incurred the indebtedness evidenced by its guarantee:

●	intended to hinder, delay or defraud any present or future creditor; or

●	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

●	the Guarantor was insolvent or rendered insolvent by reason of such incurrence;

●	the Guarantor was engaged in a business or transaction for which the Guarantor’s remaining assets constituted unreasonably small capital; or

●	the Guarantor intended to incur, or believed that it would incur, debts beyond the Guarantor’s ability to pay such debts as they mature.

In addition, a court could void any payment by a Guarantor pursuant to the TR Finance Debt Securities or a guarantee and require that payment be returned to such Guarantor or to a fund for the benefit of the creditors of the Guarantor. The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Guarantor would be considered insolvent if:

●	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

●

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

●	it could not pay its debts as they become due.

There can be no assurance as to what standard a court would apply in making such determinations or that a court would agree with TR Finance or any Guarantors’ conclusions in this regard.

Canadian bankruptcy and insolvency laws may impair the ability of the trustees appointed under the Indentures to enforce certain remedies.

TRC is organized under the laws of the Province of Ontario (Canada) and a portion of its assets are located in Canada. The rights of the trustees appointed under the Indentures to enforce certain remedies could be delayed by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to TRC. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and to file a proposal or plan of compromise or arrangement to be voted on by the various classes of its affected creditors. A restructuring proposal, compromise or arrangement if accepted by the requisite majorities of each affected class of creditors, and if approved by the relevant Canadian court, would be binding on all creditors within each affected class, including those creditors that did not vote to accept the proposal, compromise or arrangement. Moreover, this legislation, in certain instances, permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument, during the period that the stay against proceedings remains in place.

SUPPLEMENTAL FINANCIAL INFORMATION

TRC and the Subsidiary Guarantors fully and unconditionally guarantee the payment of principal, premium (if any), interest and certain other amounts by TR Finance under the TR Finance Debt Securities. Please see TRC’s annual report for the year ended December 31, 2021 and its management’s discussion and analysis for the three months ended March 31, 2022 (each of which are incorporated by reference in this prospectus) for condensed consolidating summary financial information for the following:

●	Parent – TRC, the direct or indirect owner of all TRC subsidiaries

●	Subsidiary Issuer – TR Finance

●	Subsidiary Guarantors on a combined basis

●	Non-Guarantor Subsidiaries – Other subsidiaries of TRC on a combined basis that will not guarantee TR Finance Debt Securities

●	Eliminations – Consolidating adjustments

●	Thomson Reuters on a consolidated basis

The condensed consolidating financial information incorporated by reference in this prospectus is provided in compliance with the requirements of Section 13.4 of National Instrument 51-102 - Continuous Disclosure Obligations providing for an exemption for certain credit support issuers. TRC has provided this supplemental financial information incorporated by reference in this prospectus in accordance with Article 13 of Regulation S-X. Please see the “Description of Debt Securities and Guarantees of the TR Finance Debt Securities” section of this prospectus for additional information about the guarantees.

The condensed consolidating financial information incorporated by reference in this prospectus has been prepared in accordance with IFRS, as issued by the International Accounting Standards Board, and is unaudited.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement that accompanies this prospectus, the net proceeds from the sale of the Debt Securities will be added to our general funds, and we may use them for general corporate purposes including, without limitation, to repay existing indebtedness. We may invest funds that we do not immediately use in short-term marketable securities. We may from time to time offer Debt Securities and incur additional indebtedness other than through an offering under this prospectus and any applicable prospectus supplements.

SHARE CAPITAL

TRC’s authorized share capital includes an unlimited number of common shares and an unlimited number of preference shares, without par value, issuable in series. As of June 9, 2022, TRC had outstanding 487,122,948 common shares and 6,000,000 Series II preference shares. TRC has also issued a Thomson Reuters Founders Share which enables Thomson Reuters Founders Share Company to exercise extraordinary voting power to safeguard the Thomson Reuters Trust Principles.

TR Finance’s authorized share capital includes 1,000 shares. As of June 9, 2022, TR Finance had one share outstanding which is indirectly held by TRC.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF THE TR FINANCE DEBT SECURITIES

This section describes certain general terms and provisions of the Debt Securities. We will provide the particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below apply to that series in a prospectus supplement. Thus, for a description of the terms of a particular series of Debt Securities, you must refer to both the applicable prospectus supplement relating to that series and the description of the Debt Securities contained in this prospectus.

Unless otherwise specified in a prospectus supplement, the TRC Debt Securities will be issued under an amended and restated indenture dated as of December 21, 2010, as may be amended and supplemented from time to time, between TRC, Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas (the “TRC Indenture”). Unless otherwise specified in a prospectus supplement, the TR Finance Debt Securities will be issued under a trust indenture to be entered into between TRC, TR Finance, the Subsidiary Guarantors, Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas (the “TR Finance Indenture” and together with the TRC Indenture, the “Indentures”). An indenture is a contract between a financial institution, acting on your behalf as trustee of the Debt Securities, and us. We collectively refer to Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas as the “Trustees” and each Trustee acting in such capacity for a specific series of Debt Securities as a “Trustee.” The Indentures are subject to the provisions of Trust Indenture Legislation.

The following description of the Debt Securities is a summary only. Please refer to the complete text of the provisions of the Debt Securities and each Indenture, including the definition of certain terms in the applicable Indenture. It is the respective Indenture, and not this summary, that governs the rights of holders of Debt Securities. Capitalized terms that are used in this section and not defined have the meanings assigned to them in the applicable Indenture. We have defined selected terms at the end of this section.

General

Each Indenture provides that an unlimited amount of Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other currency. We may offer no more than US$3,000,000,000 (or the equivalent in non-U.S. Currency) aggregate principal amount of Debt Securities pursuant to this prospectus. The specific terms of any series of Debt Securities will be established at the time of issuance and will be described in the applicable prospectus supplement. These terms may include, but are not limited to, any of the following:

●	the specific designation of the Debt Securities;

●	the issuer and guarantors, if applicable;

●	any limit on the aggregate principal amount of the Debt Securities;

●

the date or dates, if any, on which the Debt Securities will mature and the portion (if other than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of Maturity;

●

the rate or rates per annum (which may be fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Dates for any interest payable on the Debt Securities which are in registered form;

●

any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed or purchased at our option or otherwise;

●	whether the Debt Securities will be issuable in the form of one or more registered global securities and if so the identity of the depository for such registered global securities;

●	the denominations in which any of the Debt Securities will be issuable if other than denominations of US$1,000 and any multiple thereof;

●

each office or agency where the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

●

if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the Debt Securities are denominated and/or in which the payment of the principal of and any premium and interest on the Debt Securities will or may be payable;

●	any index pursuant to which the amount of payments of principal of and any premium and interest on the Debt Securities will or may be determined;

●	any other terms of the Debt Securities, including covenants and additional Events of Default; and

●	the identity of the Trustee for a particular series of Debt Securities.

Each Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Debt Securities. See “— Resignation of Trustee” below for more information. As there is more than one Trustee under each Indenture, the powers and trust obligations of each Trustee as described in this prospectus shall extend only to the one or more series of Debt Securities for which it is a Trustee. The Debt Securities (whether of one or more than one series) for which each Trustee is acting shall in effect be treated as if issued under separate trust indentures. The term “Debt Securities” as used in this prospectus shall mean the one or more series with respect to which each respective Trustee is acting.

Some or all of the Debt Securities may be issued under each Indenture as Original Issue Discount Securities (bearing no interest or interest at a rate that at the time of issuance is below market rates) to be issued at prices below their stated principal amounts.

The general provisions of each Indenture do not contain any provisions that would limit our ability to incur indebtedness or that would afford Holders protection in the event of a highly leveraged or similar transaction involving Thomson Reuters.

Under each Indenture, we will have the ability, in addition to the ability to issue Debt Securities with terms different from those of other Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

Ranking and Other Indebtedness

The Debt Securities will be unsecured obligations of, and will rank equally with all of our other unsecured and unsubordinated obligations.

The TR Finance Debt Securities will be fully and unconditionally guaranteed by the Guarantors, on a joint and several basis, and such guarantees will rank equally with each such Guarantor’s other unsecured, unsubordinated obligations and will effectively be subordinated to all existing and future liabilities of each such Guarantor’s subsidiaries (other than TR Finance and the Subsidiary Guarantors).

The TRC Indenture and the TR Finance Indenture do not limit the amount of secured debt that TRC, TR Finance or the Guarantors may incur, as applicable, and the TRC Debt Securities and the TR Finance Debt Securities will effectively be subordinated in right of payment to any secured debt TRC, or TR Finance and the Guarantors, may incur, as applicable, and to any of their respective secured obligations, in each case to the extent of the value of the collateral securing such debt or other obligations.

Form, Denomination, Exchange and Transfer

Debt Securities of a series may be issuable solely as registered Debt Securities issuable in denominations of US$1,000 and integral multiples of US$1,000 or in such other denominations as may be provided for by the terms of the Debt Securities of any particular series. Each Indenture also provides that Debt Securities of a series may be issuable in global form, which are referred to as Global Securities. Debt Securities of any series will be exchangeable for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

The Debt Securities may be presented for exchange as described above, and Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Trustee or at the office of any transfer agent designated by us for such purpose with respect to any series of Debt Securities. No service charge will be made for any transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time designate one or more successor or additional transfer agents with respect to any series of Debt Securities and may from time to time rescind any such designation. We will be required to maintain a transfer agent in each Place of Payment for such series.

So long as required by the OBCA, we shall cause to be kept, by our company or a trust corporation registered in Ontario, a central securities register that complies with the requirements of the OBCA. Additionally, we will cause to be recorded promptly in the central securities register maintained pursuant to the OBCA, the particulars of each issue, exchange or transfer of Debt Securities.

We shall not be required to:

●

issue, register the transfer of, or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

●	register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or

●

issue, register the transfer of, or exchange any Debt Security which has been surrendered for repayment at the option of the Holder except the portion, if any, of such Debt Security not to be so repaid.

Guarantees of TR Finance Debt Securities

The Guarantors will jointly and severally fully and unconditionally guarantee as primary obligors and not merely as sureties, on an unsecured senior basis, the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of TR Finance under the TR Finance Debt Securities, whether for payment of principal of, or premium or interest on the TR Finance Debt Securities, Additional Amounts, indemnification or otherwise. Each guarantee from a Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the guarantee, as it relates to that Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

In the event of a sale or other disposition of all or substantially all of the assets of the applicable Subsidiary Guarantor to a Person that is not TRC or a wholly-owned subsidiary of TRC, or if any Subsidiary Guarantor ceases to be a direct or indirect wholly-owned subsidiary of TRC for any reason, such Subsidiary Guarantor shall be released from its guarantee.

Events of Default

Each Indenture provides, with respect to any series of Outstanding Debt Securities thereunder, that the following shall constitute Events of Default:

(i)	default in the payment of any interest upon any Debt Security of that series, when the same becomes due and payable, continued for 30 days;

(ii)	default in the payment of the principal of or any premium on any Debt Security of that series at its Maturity;

(iii)	default in the deposit of any sinking fund or analogous payment when due by the terms of any Debt Security of that series;

(iv)

default in the performance, or breach, of any of our covenants or warranties in the Indenture (other than a covenant or warranty, a default in whose performance or whose breach is specifically dealt with elsewhere in the Indenture), continued for 60 days after written notice to us;

(v)	certain events of bankruptcy, insolvency or reorganization;

(vi)	any other Event of Default provided with respect to the Debt Securities of that series; and

(vii)

with respect to the TR Finance Indenture, any guarantee of a Guarantor ceasing to be, or asserting by any Guarantor as not being, in full force and effect, enforceable according to its terms, except to the extent contemplated by the TR Finance Indenture, including without limitation the release of any guarantee in accordance with the terms of the TR Finance Indenture.

No Event of Default provided with respect to a particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. We are required to file with the Trustee, annually, an Officer’s Certificate as to our compliance with all conditions and covenants under each Indenture. Each Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any default (except payment defaults on the Debt Securities) if it is determined, in accordance with the applicable Indenture, to be in the best interest of the Holders of Debt Securities to do so.

If an Event of Default listed in clause (i), (ii), (iii), (iv), (vi) or (vii) of the second preceding paragraph with respect to Debt Securities of a particular series occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the Outstanding Debt Securities of that series due and payable immediately. If an Event of Default listed in clause (v) of the second preceding paragraph occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of all Debt Securities then Outstanding under the applicable Indenture may declare the principal amount of all of the Outstanding Debt Securities under that Indenture to be due and payable immediately. However, in either case the Holders of a majority in principal amount of the Outstanding Debt Securities of that series, or of all Outstanding Debt Securities under the applicable Indenture, as the case may be, by written notice to us and the Trustee, may, under certain circumstances, rescind and annul such declaration.

Subject to the provisions relating to the duties of the Trustee, in case an Event of Default with respect to Debt Securities of any or all series occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any of the Holders of such Debt Securities, unless such Holders shall have offered to the Trustee reasonable indemnity, security and funding (as required under the applicable Indenture) against the expenses and liabilities which might be incurred by it in compliance with such request. Subject to such provisions for the indemnification and funding of the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (with respect to any remedy, trust or power relating to or arising under an Event of Default described in clause (i), (ii), (iii), (iv), (vi) or (vii) above) or the Holders of a majority in principal amount of all Outstanding Debt Securities (with respect to any other remedy, trust or power), as the case may be and in each case under the applicable Indenture, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture, or exercising any trust or power conferred on the Trustee.

The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series under the applicable Indenture may on behalf of the Holders of all the Debt Securities of such series waive any past default described in clause (i), (ii), (iii), (iv), (vi) or (vii) above (or, in the case of a default described in clause (v) above, the Holders of not less than a majority in principal amount of all Outstanding Debt Securities under the applicable Indenture may waive any such past default) and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or any interest on any Debt Security, or (b) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby, in each case under the applicable Indenture.

Negative Pledge for the TRC Debt Securities

The TRC Indenture provides that, so long as any TRC Debt Securities are Outstanding:

●

TRC will not create or permit to subsist after knowledge of the existence thereof any mortgage, lien, pledge, encumbrance, conditional sale or other title retention agreement, or other similar security interest, or Security Interest, upon any part of any undertaking or assets to secure any Debt of TR Finance or TRC; or

●	TRC will not permit any Material Subsidiary to give any Guarantee to secure any Debt of TRC;

without at the same time or as soon as reasonably practicable thereafter according to the Holders of TRC Debt Securities a ratable and pari passu interest in the same Security Interest or Guarantee, as applicable, but this covenant will not apply to, or operate to prevent:

(i)

any Security Interest for, or any Guarantee by a Material Subsidiary of, any Debt of TRC, the amount of which, when aggregated with the amount of all other Debt of TRC then outstanding in respect of which such a Security Interest or such a Guarantee by a Material Subsidiary has been given, excluding any Security Interest or Guarantee given pursuant to the exceptions in subparagraphs (ii) to (iv), would not exceed 10% of Consolidated Shareholders’ Equity;

(ii)

any Security Interest on (a) any asset (including shares) acquired or held by TRC to secure Debt of TRC incurred solely for the purpose of financing the acquisition, construction, research, development or improvement of such asset or (b) shares of a Subsidiary organized solely to acquire any such asset;

(iii)

the assumption by TRC of any Security Interest in existence on any asset at the time of acquisition thereof, including any such assumption consequent upon any amalgamation, merger, arrangement or other corporate reorganization;

(iv)

TRC giving a Security Interest (other than on shares or fixed assets) in the ordinary course of TRC’s business to any bank or banks or others to secure any Debt of TRC that is not a Funded Obligation; or

(v)

the extension, renewal or refunding of any Security Interest permitted under subparagraphs (ii) to (iv) to the extent of the principal amount of Debt of TRC secured by and owing under any such Security Interest at the time of such extension, renewal or refunding.

Negative Pledge for the TR Finance Debt Securities

The TR Finance Indenture provides that, so long as any TR Finance Debt Securities are Outstanding:

●

neither TR Finance nor TRC will create or permit to subsist after knowledge of the existence thereof any mortgage, lien, pledge, encumbrance, conditional sale or other title retention agreement, or other similar security interest, or Security Interest, upon any part of any undertaking or assets to secure any Debt of TRC; or

●	TRC will not permit any Material Subsidiary to give any Guarantee to secure any Debt of TR Finance or TRC;

without at the same time or as soon as reasonably practicable thereafter according to the Holders of TR Finance Debt Securities a ratable and pari passu interest in the same Security Interest or Guarantee, as applicable, but this covenant will not apply to, or operate to prevent:

(i)

any Security Interest for, or any Guarantee by a Material Subsidiary of, any Debt of TR Finance or TRC, as applicable, the amount of which, when aggregated with the amount of all other Debt of TR Finance and TRC then outstanding in respect of which such a Security Interest or such a Guarantee by a Material Subsidiary has been given, excluding any Security Interest or Guarantee given pursuant to the exceptions in subparagraphs (ii) to (iv), would not exceed 10% of Consolidated Shareholders’ Equity;

(ii)

any Security Interest on (a) any asset (including shares) acquired or held by TR Finance or TRC to secure Debt of TR Finance or TRC incurred solely for the purpose of financing the acquisition, construction, research, development or improvement of such asset or (b) shares of a Subsidiary organized solely to acquire any such asset;

(iii)

the assumption by TR Finance or TRC of any Security Interest in existence on any asset at the time of acquisition thereof, including any such assumption consequent upon any amalgamation, merger, arrangement or other corporate reorganization;

(iv)

TR Finance or TRC giving a Security Interest (other than on shares or fixed assets) in the ordinary course of TR Finance’s or a Guarantor’s business to any bank or banks or others to secure any Debt of TR Finance or TRC that is not a Funded Obligation; or

(v)

the extension, renewal or refunding of any Security Interest permitted under subparagraphs (ii) to (iv) to the extent of the principal amount of Debt of TR Finance or TRC secured by and owing under any such Security Interest at the time of such extension, renewal or refunding.

Modification and Waiver

We and the Trustee may modify and amend each Indenture with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities under the applicable Indenture that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, among other things:

●	change the Stated Maturity of, the principal of (or premium, if any), or any installment of interest on any such Debt Security;

●	reduce the principal amount or the rate of interest on or any premium payable on any Debt Security;

●	change our obligation to pay Additional Amounts provided for pursuant to the applicable Indenture, with certain exceptions;

●	reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof;

●	adversely affect any right of repayment at the option of the Holder of any such Debt Security;

●	change the Currency or Place of Payment of principal of, or any premium or interest on, any such Debt Security;

●

reduce the above-stated percentage of Holders of such Outstanding Debt Securities necessary to modify or amend the applicable Indenture or to consent to any waiver thereunder (including a waiver of certain defaults);

●

with respect to the TR Finance Indenture, amend or modify the provisions of the TR Finance Indenture (i) governing the guarantee of TRC in a manner adverse to the rights of the Holders or (ii) governing the guarantee of the Subsidiary Guarantors in a manner that reduces the terms and conditions of any obligations of the Subsidiary

Guarantors in respect of the due and punctual payment of principal, premium, if any, Additional Amounts, if any, and interest of any TR Finance Debt Securities, provided, in each case, that this requirement shall not prohibit the release of any obligations of a Guarantor in accordance with the terms of the TR Finance Indenture; or

●	modify the foregoing requirements with certain exceptions.

The Holders of a majority in principal amount of Outstanding Debt Securities under the applicable Indenture affected thereby have the right to waive compliance by us with certain covenants.

We and the Trustee may modify and amend each Indenture without the consent of any Holder under the relevant Indenture, for any of the following purposes:

●

to evidence the succession of another Person to TRC as obligor under the TRC Indenture, or to TR Finance or a Guarantor as obligors under the TR Finance Indenture, subject to the provisions described under “— Merger, Consolidation or Amalgamation for TRC Debt Securities” and “— Merger, Consolidation or Amalgamation for TR Finance Debt Securities”, respectively;

●	to add to our covenants for the benefit of the Holders of all or any series of Debt Securities;

●	to add additional Events of Default for the benefit of the Holders of all or any series of Debt Securities;

●

to add, change or eliminate any provisions of the applicable Indenture, provided that any such addition, change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto under the applicable Indenture which are entitled to the benefit of such provision or any such addition, change or elimination shall not apply to any Outstanding Debt Security under the applicable Indenture;

●

to secure the Debt Securities pursuant to the provisions described under “— Negative Pledge for the TRC Debt Securities” or “— Negative Pledge for the TR Finance Debt Securities” and “— Merger, Consolidation or Amalgamation for TRC Debt Securities” or “— Merger, Consolidation or Amalgamation for TR Finance Debt Securities”, as applicable, or otherwise;

●	to establish the form or terms of Debt Securities of any series;

●	to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the applicable Indenture by more than one Trustee;

●

to cure any ambiguity, defect or inconsistency in the applicable Indenture or to make any other provisions with respect to matters or questions arising under the applicable Indentures, provided such action does not adversely affect the interests of Holders of Debt Securities of any series under the applicable Indenture in any material respect;

●

to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Debt Securities, other conditions, limitations and restrictions thereafter to be observed, provided, however, such action shall not adversely affect the interests of Holders of Debt Securities of any series under the applicable Indenture in any material respect;

●

to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Debt Securities, provided, however, such action shall not adversely affect the interests of the Holders of any Debt Securities under the applicable Indenture in any material respect; or

●

to comply with Trust Indenture Legislation, provided such action does not adversely affect the interests of Holders of Debt Securities of any series under the applicable Indenture in any material respect.

Each Indenture provides that in determining whether the Holders of the requisite principal amount of Debt Securities of a series then Outstanding under such Indenture have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

●

the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof;

●

the principal amount of a Debt Security denominated in a Currency or Currencies other than U.S. dollars shall be the U.S. dollar equivalent, determined as of the date such Debt Securities were originally issued, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Original Issue Discount Security of the amount determined as provided in the first bullet above); and

●	Debt Securities owned by us or any other obligor or affiliate of ours or such other obligor shall be disregarded and not deemed to be Outstanding.

Merger, Consolidation or Amalgamation for TRC Debt Securities

The TRC Indenture provides that TRC may not amalgamate or consolidate with or merge into any other Person and that TRC may not convey, transfer, sell or lease our properties and assets substantially as an entirety to any Person, unless:

●

the Person formed by such consolidation or amalgamation or into which TRC is merged or the Person which acquires or leases TRC’s properties and assets substantially as an entirety is organized or existing under the laws of any Canadian, United States, United Kingdom or country that is in the European Community jurisdiction and expressly assumes TRC’s obligations under the TRC Debt Securities and the TRC Indenture, and

●	certain other conditions are met.

In addition, no such amalgamation, consolidation, merger or transfer may be made if, as a result thereof, any of TRC’s property or assets would become subject to any mortgage or other encumbrance securing Debt, unless such mortgage or other encumbrance could be created pursuant to the provisions described under “— Negative Pledge for the TRC Debt Securities” without equally and ratably securing the TRC Debt Securities or unless the TRC Debt Securities are secured equally and ratably with, or prior to, the Debt secured by such mortgage or other encumbrance.

Merger, Consolidation or Amalgamation for TR Finance Debt Securities

The TR Finance Indenture provides that TR Finance may not amalgamate or consolidate with or merge into any other Person and that TR Finance may not convey, transfer, sell or lease our properties and assets substantially as an entirety to any Person, unless:

●

the Person formed by such consolidation or amalgamation or into which TR Finance is merged or the Person which acquires or leases TR Finance’s properties and assets substantially as an entirety is organized or existing under the laws of any Canadian, United States, United Kingdom or country that is in the European Community jurisdiction and expressly assumes the obligations of TR Finance under the TR Finance Debt Securities and the TR Finance Indenture, and

●	certain other conditions are met.

In addition, no such amalgamation, consolidation, merger or transfer may be made if, as a result thereof, any of TR Finance’s property or assets would become subject to any mortgage or other encumbrance securing Debt, unless such mortgage or other encumbrance could be created pursuant to the provisions described under “— Negative Pledge for the TR Finance Debt Securities” without equally and ratably securing the TR Finance Debt Securities or unless the TR Finance Debt Securities are secured equally and ratably with, or prior to, the Debt secured by such mortgage or other encumbrance.

The TR Finance Indenture provides that TRC may not amalgamate or consolidate with or merge into any other Person and that TRC may not convey, transfer, sell or lease our properties and assets substantially as an entirety to any Person, unless:

●

the Person formed by such consolidation or amalgamation or into which TRC is merged or the Person which acquires or leases TRC’s properties and assets substantially as an entirety is organized or existing under the laws of any Canadian, United States, United Kingdom or country that is in the European Community jurisdiction and expressly assumes TRC’s obligations under the TR Finance Debt Securities and the TR Finance Indenture, and

●	certain other conditions are met.

In addition, no such amalgamation, consolidation, merger or transfer may be made if, as a result thereof, any of TRC’s property or assets would become subject to any mortgage or other encumbrance securing Debt, unless such mortgage or other encumbrance could be created pursuant to the provisions described under “— Negative Pledge for the TR Finance Debt Securities” without equally and ratably securing the TRC’s guarantee of the TR Finance Debt Securities or unless the TR Finance Debt Securities are secured equally and ratably with, or prior to, the Debt secured by such mortgage or other encumbrance.

The TR Finance Indenture provides that no Subsidiary Guarantor may amalgamate or consolidate with or merge into any other Person and that no Subsidiary Guarantor may convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person (other than a sale or disposition of all or substantially all of the assets of the applicable Subsidiary Guarantor to a Person that is not TRC or a wholly-owned subsidiary of TRC, or any transaction which results in the applicable Subsidiary Guarantor no longer being a direct or indirect, wholly-owned subsidiary of TRC, as described under “— Guarantees of TR Finance Debt Securities”), unless:

●

the Person formed by such consolidation or amalgamation or into which the applicable Subsidiary Guarantor is merged or the Person which acquires or leases the applicable Subsidiary Guarantor’s properties and assets substantially as an entirety is organized or existing under the laws of any Canadian, United States, United Kingdom or country that is in the European Community jurisdiction and expressly assumes the obligations of the applicable Subsidiary Guarantor under the TR Finance Debt Securities and the TR Finance Indenture, and

●	certain other conditions are met.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to Holders of any series of Debt Securities issued under either Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee trust funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be.

We may, at our option and at any time, elect to have our obligations discharged with respect to the Outstanding Debt Securities of or within any series, which we refer to as defeasance. Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Debt Securities and to have satisfied our other obligations under the applicable Indenture with respect to such Debt Securities, except for:

●

the rights of Holders of such Outstanding Debt Securities to receive solely from the trust fund described below payments in respect of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due;

●

our obligations with respect to such Debt Securities relating to the issuance of temporary securities, the registration, transfer and exchange of the Debt Securities, the replacement of mutilated, destroyed, lost or stolen Debt Securities, the maintenance of an office or agency in the applicable Place of Payment, the holding of money for security payments in trust and with respect to the payment of Additional Amounts, if any, pursuant to the applicable Indenture;

●	the rights, powers, trusts, duties and immunities of the Trustee; and

●	the defeasance provisions of the applicable Indenture.

We may, at our option and at any time, elect to be released from our obligations with respect to certain covenants that are described in either Indenture (including those described under “— Negative Pledge for TRC Debt Securities” or “— Negative Pledge for TR Finance Debt Securities” and “— Merger, Consolidation or Amalgamation for TRC Debt Securities” or “— Merger, Consolidation or Amalgamation for TR Finance Debt Securities”, as applicable), and we refer to this as “covenant defeasance,” and any omission to comply with such obligations thereafter shall not constitute a default or an Event of Default with respect to such Debt Securities.

In order to exercise either defeasance or covenant defeasance:

●

we must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders of such Debt Securities, cash, Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (and premium, if any) and interest on such Outstanding Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor in the Currency in which such Debt Securities are then specified as payable at Stated Maturity;

●

in the case of defeasance, we shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in the United States stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the trust indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

●

in the case of covenant defeasance, we shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in the United States to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

●

in the case of defeasance or covenant defeasance, we shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in Canada or a ruling from the Canada Revenue Agency to the effect that Holders of such Outstanding Debt Securities will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal or provincial income tax and other tax including withholding tax, if any, on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred; and

●

we have delivered to the Trustee an Opinion of Counsel to the effect that the deposit referenced in the first bullet above will not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended, and that we are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act, on the date of the deposit referred to in the first bullet above or at any time during the period ending on the 91st day after the date of such deposit.

If, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to any Debt Securities:

●

the Holder of any such Debt Security is entitled to, and does, elect pursuant to the terms of such Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Debt Security, or

●

the Currency in which such deposit has been made in respect of any such Debt Security ceases to be used by its government of issuance, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the Currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable Market Exchange Rate.

All payments of principal of (and premium, if any), and interest, if any, on any Debt Security that is payable in a Currency other than U.S. dollars that ceases to be used by its government of issuance shall be made in U.S. dollars.

Payment of Principal and Interest and Paying Agents

Unless otherwise specified in the applicable Indenture, principal (premium, if any) and interest, if any, on Debt Securities will be payable at an office or agency maintained by us in New York, New York, except that at our option, interest, if any, may be paid by:

●	check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or

●	wire transfer to an account located in the United States or Canada maintained by the person entitled thereto as specified in the Security Register.

Payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest.

Any Paying Agent outside the United States and any other Paying Agent in the United States initially designated by us for the Debt Securities may be established for each series of Debt Securities. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for such series.

Resignation of Trustee

The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the “Trustee” may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

Book-Entry Delivery and Form

The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary for a series of Debt Securities. Global Securities may be issued in either temporary or permanent form. Unless otherwise provided for a series of Debt Securities, Debt Securities that are represented by a Global Security will be issued in denominations of US$1,000 and any integral multiple thereof or in such other denominations as may be provided for by the terms of the Debt Securities of any particular series, and will be issued in registered form only, without coupons. Payments of principal of (premium, if any) and interest on Debt Securities represented by a Global Security will be made by the Trustee to the depositary or its nominee.

Governing Law

Each Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. Each Indenture is subject to the provisions of the Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions.

Agent for Service of Process

Each Indenture provides that TRC has designated its subsidiary, Thomson Reuters Holdings Inc., as its authorized agent for service of process in any suit, action or proceeding arising out of or relating to the applicable Indenture and the Debt Securities that may be instituted in any federal or state court located in the Borough of Manhattan, in the City of New York, or brought under United States federal or state securities laws or brought by the Trustee, and TRC has irrevocably submitted to the jurisdiction of such courts.

Definitions

Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to the applicable Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Consolidated Shareholders’ Equity” means the aggregate of the stated capital accounts for all of TRC’s outstanding shares and the amount of our consolidated surplus, whether paid in, earned, or otherwise, as such consolidated surplus is shown on TRC’s then most recent audited consolidated balance sheet, determined in accordance with GAAP.

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Funded Obligation” means any Debt, the principal amount of which by its terms is not payable on demand and the due date of payment of which, after giving effect to any right of extension or renewal exercisable unilaterally on the part of the obligor, is more than 18 months from the date of the creation, issue or incurring of the same.

“GAAP” means generally accepted accounting principles which are in effect from time to time in Canada (or, if we hereafter determine to prepare our principal consolidated financial statements in accordance with generally accepted accounting principles which are in effect from time to time in the United States, such principles).

“Guarantee” means any guarantee, indemnity or similar obligation.

“Material Subsidiary” means any Subsidiary of TRC the revenues of which for the 12 months ending at the end of the most recently completed fiscal year of such Subsidiary represent 5% or more of the revenues of TRC and its consolidated subsidiaries taken as a whole for the 12 months ending at the end of TRC’s most recently completed fiscal year, or the gross assets of which as at the end of the most recently completed fiscal year of such Subsidiary represent 5% or more of our gross assets taken as a whole as at the end of TRC’s most recently completed fiscal year, calculated in each case in accordance with GAAP.

“Subsidiary” means any corporation of which TRC or TR Finance, as applicable, at the time of determination, directly and/or indirectly through one or more Subsidiaries, own more than 50% of the shares of Voting Stock of such corporation.

“Indenture Act” means the Trust Indenture Act of 1939, as amended as in force at the date as of which a trust indenture was executed, except as provided in the applicable Indenture.

“Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to each Indenture, and at the date of the applicable Indenture means (i) in respect of Debt Securities offered solely in Canada and not concurrently in the United States, the applicable provisions of the OBCA and the regulations thereunder as amended or re-enacted from time to time, (ii) in respect of TR Finance Debt Securities, the Indenture Act and regulations thereunder, and (iii) in respect of TRC Debt Securities offered solely in the United States and not concurrently in Canada or offered concurrently in the United States and Canada, the Indenture Act and regulations thereunder.

“Voting Stock” means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

PLAN OF DISTRIBUTION

We may sell the Debt Securities:

●	through underwriters or dealers;

●	directly to one or more purchasers; or

●	through agents.

We may sell Debt Securities at fixed prices or at non-fixed prices, such as prices determined by reference to the prevailing price of the specified securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the securities. The applicable prospectus supplement will set forth the terms of the offering of the Debt Securities including the name or names of any underwriters, the purchase price of such Debt Securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the Debt Securities offered thereby.

If underwriters are used in the sale, the Debt Securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of the series offered through the applicable prospectus supplement if any of such Debt Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell Debt Securities directly at such prices and upon such terms as agreed to by us and the purchaser or through agents designated by us from time to time. Any agent involved in the offering and sale of the Debt Securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

We may agree to pay the underwriters a commission for various services relating to the issue and sale of the Debt Securities offered hereby.

In connection with any offering of the Debt Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Debt Securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

Underwriters, dealers and agents who participate in the distribution of the Debt Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. These underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business. Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) may be permitted to directors, officers and controlling persons of TRC, TR Finance or any of the Subsidiary Guarantors, such issuers have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the U.S. Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuers of expenses incurred or paid by a director, officer or controlling person of the issuers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuers will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

Each series of the Debt Securities will be a new issue of securities with no established trading market. Unless otherwise specified in an applicable prospectus supplement relating to a series of Debt Securities, the Debt Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. Some broker-dealers may make a market in the Debt Securities, but they will not be obligated to do so and may discontinue any market-making activities at any time without notice. There may not be a trading market for the Debt Securities and no assurances can be given as to the liquidity of the trading market, if any, for the Debt Securities. See the “Risk Factors” section of this prospectus.

CERTAIN INCOME TAX CONSIDERATIONS

A prospectus supplement may describe any material Canadian federal income tax consequences of the acquisition, ownership and disposition of Debt Securities by an initial investor, including, to the extent applicable, any such consequences to an investor who is a resident of Canada (for purposes of the Income Tax Act (Canada)) and/or any such consequences to an investor who is not a resident of Canada (for purposes of the Income Tax Act (Canada)).

A prospectus supplement may describe any material U.S. federal income tax consequences of the acquisition, ownership and disposition of Debt Securities by an initial investor, including, to the extent applicable, any such consequences relating to Debt Securities payable in a currency other than U.S. dollars, issued with original issue discount for U.S. federal income tax purposes, or containing any early redemption provisions or other special terms.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the Debt Securities offered by this prospectus, including their validity, and legal matters related to TRC, TR Finance and Thomson Reuters Applications will be passed upon on our behalf by Torys LLP, Toronto, Canada and New York, New York. Certain Minnesota law matters related to West Publishing will be passed upon by Fredrikson & Byron, P. A. and certain Texas law matters related to Thomson Reuters Tax & Accounting will be passed upon by Holland & Knight LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to TRC’s annual report for the year ended December 31, 2021 (which also constitutes an annual information form) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the joint registration statement on Forms F-10 and F-3 of which this prospectus is a part:

●	the documents referred to in the “Documents Incorporated by Reference” section of this prospectus;

●	consent of independent registered public accounting firm;

●	consents and opinions of counsel;

●	powers of attorney from our directors and officers;

●	the TRC Indenture relating to the TRC Debt Securities;

●	the form of TR Finance Indenture relating to the TR Finance Debt Securities; and

●	a statement of eligibility of Deutsche Bank Trust Company Americas as Trustee for the TRC Indenture and the TR Finance Indenture, on Form T-1.

EXPENSES

The following are the estimated expenses of the offering of the Debt Securities being registered under the joint registration statement on Forms F-10 and F-3 of which this prospectus is a part, all of which has been or will be paid by us.

SEC registration fee		$278,100
Exchange listing fees (if any)		*
Blue sky fees and expenses (if any)		*
Trustee and indenture-related fees		*
Printing and engraving costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of Debt Securities.

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors or Officers.

The directors of Thomson Reuters Corporation (“TRC”) are indemnified by TRC to the extent permitted by applicable laws and regulations.

Under the Business Corporations Act (Ontario) (the “OBCA”), a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that his or her conduct was lawful. Any such individual is entitled to indemnification from a corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

Pursuant to its organizational documents, TRC is required to indemnify the individuals referred to above and the heirs and legal representatives of such individuals to the extent permitted by the OBCA.

TRC maintains, at its expense, a directors’ and officers’ liability insurance policy that provides protection for its directors and officers against liability incurred by them in their capacities as such. This policy provides for a limit of up to $100 million for each claim and $100 million in the aggregate and that there is no deductible for this coverage. The insurance applies in certain circumstances where TRC may not indemnify its directors and officers for their acts or omissions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling TRC pursuant to the applicable provisions described above, TRC has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

F-10, II-1

EXHIBITS TO FORM F-10

The following exhibits have been filed or incorporated by reference as part of this Registration Statement on Form F-10:

Exhibit	Description

4.1*	Annual report of TRC dated March 10, 2022, for the year ended December 31, 2021 (incorporated by reference to TRC’s Form 40-F for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 10, 2022)

4.2*	Audited consolidated financial statements of TRC and the notes thereto for the years ended December 31, 2021 and 2020, together with the accompanying auditor’s report thereon (incorporated by reference to TRC’s Form 40-F for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 10, 2022)

4.3*	Management’s discussion and analysis of TRC for the year ended December 31, 2021 (incorporated by reference to TRC’s Form 40-F for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 10, 2022)

4.4*	Unaudited consolidated financial statements of TRC and the notes thereto for the three months ended March 31, 2022 (incorporated by reference to TRC’s Form 6-K furnished to the Securities Exchange Commission on May 5, 2022)

4.5*	Management’s discussion and analysis of TRC for the three months ended March 31, 2022 (incorporated by reference to TRC’s Form 6-K furnished to the Securities Exchange Commission on May 5, 2022)

4.6*	Management proxy circular of TRC dated April 18, 2022 relating to TRC’s annual meeting of shareholders held on June 8, 2022 (incorporated by reference to TRC’s Form 6-K furnished to the Securities and Exchange Commission on April 18, 2022)

5.1	Consent of PricewaterhouseCoopers LLP

5.2	Consent of Torys LLP (incorporated by reference to Exhibit 5.3 to Form F-3 (filed concurrently))

6.1	Powers of attorney (included on the signature pages to this Form F-10)

7.1*	Amended and Restated Indenture dated December 21, 2010 (TRC Debt Securities) (incorporated by reference to Exhibit 7.1 of TRC’s Form F-10 (File No. 333-225722) filed with the Securities and Exchange Commission on June 19, 2018)

7.2*	Form of Indenture (TR Finance Debt Securities – Guaranteed by TRC and Subsidiary Guarantors) (incorporated by reference to Exhibit 7.2 of TRC’s Form F-10/A (File No. 333-239390) filed with the Securities and Exchange Commission on July 6, 2020)

8.1	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Trustee for the TRC and TR Finance Indentures, on Form T-1

107	Filing Fee Table

* Previously filed or incorporated by reference herein.

Additional exhibits to this Registration Statement may be subsequently filed in reports on Form 40-F or Form 6-K that specifically state that such materials are incorporated by reference as exhibits in this Registration Statement.

FORM F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) At the time of filing of this Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) At the time of filing of this Form F-10, Computershare Trust Company of Canada, a non-U.S. Trustee under the Indenture, is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(c) Any change to the name or address of the agent for service of the Registrant or Computershare Trust Company of Canada, as a non-U.S. Trustee, shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

F-10, III-1

FORM F-10

SIGNATURES OF THOMSON REUTERS CORPORATION

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 10th day of June 2022.

THOMSON REUTERS CORPORATION

By:	/s/ Steve Hasker
	Name:	Steve Hasker
	Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steve Hasker, Michael Eastwood, Thomas Kim and Jennifer Ruddick, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 10th day of June 2022.

Signature	Title

/s/ Steve Hasker	President and Chief Executive Officer and Director (principal executive officer)
Steve Hasker

/s/ Michael Eastwood	Chief Financial Officer (principal financial officer)
Michael Eastwood

/s/ Linda J. Walker Linda J. Walker	Controller and Chief Accounting Officer (principal accounting officer)

/s/ David Thomson	Chairman of the Board of Directors
David Thomson

F-10, III-2

Signature	Title

/s/ Kirk E. Arnold	Director
Kirk E. Arnold

/s/ David W. Binet	Deputy Chairman of the Board of Directors
David W. Binet

/s/ W. Edmund Clark	Director
W. Edmund Clark

/s/ LaVerne Council	Director
LaVerne Council

/s/ Michael E. Daniels	Director
Michael E. Daniels

/s/ Kirk Koenigsbauer	Director
Kirk Koenigsbauer

/s/ Deanna Oppenheimer	Director
Deanna Oppenheimer

/s/ Simon Paris	Director
Simon Paris

/s/ Kim M. Rivera	Director
Kim M. Rivera

/s/ Barry Salzberg	Director
Barry Salzberg

/s/ Peter J. Thomson	Director
Peter J. Thomson

/s/ Beth Wilson	Director
Beth Wilson

F-10, III-3

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-10 has been signed below by the undersigned, solely in its capacity as Thomson Reuters Corporation’s duly authorized representative in the United States, on this 10th day of June 2022.

THOMSON REUTERS HOLDINGS INC.

By:	/s/ Linda J. Walker
Name: Linda J. Walker
Title: Chief Financial Officer

F-10, III-4

FORM F-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

TR Finance LLC

TR Finance LLC (“TR Finance”) was formed as a limited liability company under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

The limited liability company agreement of TR Finance provides that no director or officer shall have any personal liability to TR Finance, any member or any other director or officer on account of such director’s or officer’s status as a director or officer or by reason of such director’s or officer’s acts or omissions in connection with the conduct of the business of TR Finance; provided, however, that the foregoing shall not protect any director or officer against any liability to TR Finance, the members or the other directors or officers to which such director or officer would otherwise be subject by reason of any act or omission of such director or officer that involves actual fraud or willful misconduct or any transaction from which such director or officer derived improper personal benefit.

The limited liability company agreement of TR Finance further provides that TR Finance shall indemnify and hold harmless each director and officer, and the affiliates of any director or officer (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of TR Finance, or the Indemnified Person’s acting as a director or officer, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of TR Finance (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from (A) any act or omission of such Indemnified Person that involves actual fraud or willful misconduct or (B) any transaction from which such Indemnified Person derived improper personal benefit. Each Indemnified Person shall have a claim against the property and assets of TR Finance for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by TR Finance to the members. Costs and expenses that are subject to indemnification under the limited liability company agreement shall, at the request of any Indemnified Person, be advanced by TR Finance to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided TR Finance with a written undertaking to reimburse TR Finance for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification under the limited liability company agreement.

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The limited liability company agreement of TR Finance further provides that TR Finance shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the directors; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof). TR Finance may maintain insurance, at its expense, to protect itself and any director or officer of TR Finance or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not TR Finance would have the power to indemnify such person against such expense, liability or loss under the Delaware Limited Liability Company Act.

Thomson Reuters Applications Inc.

Thomson Reuters Applications Inc. (“Thomson Reuters Applications”) is a corporation incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

The bylaws of Thomson Reuters Applications provide that Thomson Reuters Applications shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Thomson Reuters Applications to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Thomson Reuters Applications, or is or was serving in any capacity at the request of Thomson Reuters Applications for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney’s fees and disbursements).

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The bylaws of Thomson Reuters Applications further provide that Thomson Reuters Applications shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification under the bylaws the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon a receipt by Thomson Reuters Applications of an undertaking, by or on behalf of such director or officer (or other person indemnified under the bylaws), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further rights of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

Thomson Reuters Applications may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of Thomson Reuters Applications, or is or was serving at the request of Thomson Reuters Applications as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Thomson Reuters Applications would have the power to indemnify such person against such liability under the indemnity provisions of the bylaws, the certificate of incorporation or under Section 145 of the Delaware General Corporation Law or any other provision of law.

Thomson Reuters (Tax & Accounting) Inc.

Thomson Reuters (Tax & Accounting) Inc. (“Thomson Reuters Tax & Accounting”) is a corporation incorporated under the laws of Texas.

Pursuant to Chapter 8 of the Texas Business Organizations Code (the “TBOC”), controlling persons, directors or officers of a corporation formed under the laws of Texas may be insured or indemnified against liability which may be incurred in their capacities as such. The following paragraphs describe the general effect of certain provisions of Chapter 8 of the TBOC and are qualified in their entirety by reference to Chapter 8 of the Texas Business Organizations Code.

F-3, II-3

Under Section 8.101 of TBOC, a corporation or limited partnership (an “enterprise”), and a predecessor to any such enterprise may indemnify a person serving as part of the governing authority (including the board of directors, general partners, managers, members) of the enterprise (a “governing person”), a former governing person, or a person who, while serving as a governing person of the enterprise, is or was serving at the enterprise’s request as a representative of another enterprise, organization, or employee benefits plan (a “delegate”) who was, is, or is threatened to be made a named defendant or respondent in a proceeding against judgment and reasonable expenses (including court costs, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) actually incurred by the person in connection with the proceeding if it is determined that (a) the person seeking indemnification acted in good faith, reasonably believed that his or her conduct was in the best interest of the enterprise (or, if not acting in the person’s official capacity, at least not opposed to the best interests of the enterprise), and, in the case of a criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful, (b) expenses (other than a judgment) are reasonable, and (c) indemnification should be paid. Under Section 8.102 of the TBOC, indemnification of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit, is limited to reasonable expenses (including court costs, settlements, and reasonable attorney’s fees, but excluding judgments, penalties, fines, excise and similar taxes) actually incurred by the person in connection with the proceeding. Section 8.102 of the TBOC prohibits an enterprise from indemnifying any such person in respect of any such proceeding in which the person is found liable (as established by a non-appealable court order) for willful or intentional misconduct in the performance of the person’s duties to the enterprise, breach of the person’s duty of loyalty owed to the enterprise, or an act or omission not in good faith that constitutes a breach of a duty owed by such person to the enterprise. Under Section 8.105 of the TBOC, an enterprise may indemnify and advance expenses to an officer, employee, agent, or other person that is not a governing person as provided by (i) the enterprise’s governing documents, (ii) general or specific action of the enterprise’s board of directors or other governing authority, (iii) resolution of the enterprise’s owners or members, (iv) contract, or (v) common law. A person who is not a governing person also may seek indemnification or advancement of expenses to the same extent that a governing person may seek indemnification or advancement under Chapter 8 of the TBOC. Section 8.105 of the TBOC also provides that an enterprise may pay or reimburse, in advance of the final disposition of a proceeding and on terms the enterprise considers appropriate, reasonable expenses incurred by a former governing person or delegate, or present or former employee, agent, officer or other person that is not a governing person, who was or is threatened to be made a named defendant or respondent in the proceeding.

An enterprise is required by Sections 8.051 and 8.105 of the TBOC to indemnify a governing person, former governing person, delegate, or officer against reasonable expenses (including court costs, judgments, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) actually incurred by the person in connection with a proceeding in which the person is a named defendant or respondent due to the fact that the person is or was in that governing position if the person has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Section 8.052 of the TBOC, on application and after notice is provided, a court may order an enterprise to indemnify a governing person, former governing person, or delegate to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 of the TBOC or has been found liable to the enterprise or for improperly receiving a personal benefit whether or not resulting from action taken in such person’s official capacity; however, if the person is found liable to the enterprise or is found liable on the basis that a personal benefit was improperly received by the person, the indemnification will be limited to reasonable expenses (including court costs, judgments, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees).

F-3, II-4

Under Section 8.151 of the TBOC, an enterprise may purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless an existing or former governing person, delegate, officer, employee, or agent against liability asserted against or incurred by the person in that capacity or arising out of the person’s status in that capacity, without regard to whether the enterprise otherwise would have had the power to indemnify the person against that liability under Chapter 8 of the TBOC, subject to certain conditions. Additionally, an enterprise may also take certain other steps for the benefit of the persons to be indemnified by the entreprise such as creating a trust fund, establishing self-insurance, granting a security interest or other lien on the enterprise’s assets to secure the indemnity obligation, or establishing a letter of credit, guaranty, or surety arrangement.

Under Section 8.104 of the TBOC, an enterprise may pay or reimburse reasonable expenses (including court costs, judgments, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) incurred by a present governing person or delegate who was, is, or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding without making the determination required under Section 8.101(a) after the enterprise’s receipt of a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification and a receipt of a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited under Section 8.102 of the TBOC. Subject to Section 8.003 of the TBOC and to the extent consistent with law, Section 8.105 of the TBOC provides that an enterprise may advance expenses to an officer, employee, agent, or other person that is not a governing person as provided by (i) the enterprise’s governing documents, (ii) general or specific action of the enterprise’s board of directors or other governing authority, (iii) resolution of the enterprise’s owners or members, (iv) contract, or (v) common law.

Under Section 8.106 of the TBOC, an enterprise may pay or reimburse reasonable expenses incurred by a governing person, officer, employee, agent, delegate, or other person in connection with that person’s appearance as a witness or other participant in a proceeding at a time when the person is not a named defendant or respondent in the proceeding.

Under Section 8.003 of the TBOC, the circumstances in which an enterprise may or is required to indemnify, or may advance expenses to, a person under the TBOC may be restricted by the enterprise’s governing document.

The articles of incorporation of Thomson Reuters Tax & Accounting provide that a director shall not be liable to Thomson Reuters Tax & Accounting or its shareholders for monetary damages for an act or omission in the director’s capacity as a director.

The bylaws of Thomson Reuters Tax & Accounting provide that no director or officer shall have any personal liability to Thomson Reuters Tax & Accounting or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director or by such officer as an officer. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to Thomson Reuters Tax & Accounting or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, and (iii) for any transaction from which the director derived an improper personal benefit.

F-3, II-5

The bylaws of Thomson Reuters Tax & Accounting further provide that Thomson Reuters Tax & Accounting shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Thomson Reuters Tax & Accounting to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Thomson Reuters Tax & Accounting, or is or was serving in any capacity at the request of Thomson Reuters Tax & Accounting for any Other Entity, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney’s fees and disbursements).

The bylaws of Thomson Reuters Tax & Accounting further provide that Thomson Reuters Tax & Accounting shall, from time to time, reimburse or, upon application, advance to any director or officer or other person entitled to indemnification under the bylaws the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Texas Business Corporation Act, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon a receipt by Thomson Reuters Tax & Accounting of an undertaking, by or on behalf of such director or officer (or other person indemnified under the bylaws), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further rights of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

Thomson Reuters Tax & Accounting may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of Thomson Reuters Tax & Accounting, or is or was serving at the request of Thomson Reuters Tax & Accounting as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Thomson Reuters Tax & Accounting would have the power to indemnify such person against such liability under the indemnity provisions of the bylaws, the certificate of incorporation or under the Texas Business Corporation Act or any other provision of law.

West Publishing Corporation

Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of West Publishing Corporation (“West Publishing”) against judgments, penalties and fines (including attorneys’ fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit and the Minnesota Statute provisions relating to director conflicts of interest (if applicable) have been satisfied, reasonably believed that such conduct was in the best interests of West Publishing or, in the case of certain acts or omissions, reasonably believed that such conduct was not opposed to the best interests of West Publishing, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment by West Publishing, upon written request, of reasonable expenses in advance of final disposition in certain instances (a) if West Publishing receives a written affirmation from the person of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by West Publishing if it is ultimately determined that the criteria for indemnification have not been satisfied and (b) a determination that the facts then known to those making the determination would not preclude indemnification. West Publishing also maintains an insurance policy to assist in funding indemnification of directors and officers for certain liabilities. These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

F-3, II-6

The bylaws of West Publishing provide that West Publishing shall, to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of West Publishing to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of West Publishing, or is or was serving in any capacity at the request of West Publishing for any Other Entity, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charged and expenses (including attorney’s fees and disbursements.

The bylaws of West Publishing further provide that West Publishing shall, from time to time, reimburse or, upon application, advance to any director or officer or other person entitled to indemnification under the bylaws the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Minnesota Business Corporation Act, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon a receipt by West Publishing of an undertaking, by or on behalf of such director or officer (or other person indemnified under the bylaws), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further rights of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

West Publishing may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of West Publishing, or is or was serving at the request of West Publishing as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not West Publishing would have the power to indemnify such person against such liability under the indemnity provisions of the bylaws, the certificate of incorporation or under Section 302A.521 of the Minnesota Statutes or any other provision of law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling TR Finance, Thomson Reuters Applications, Thomson Reuters Tax & Accounting or West Publishing pursuant to the applicable provisions described above, each of these registrants has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 9.    EXHIBITS

The following exhibits have been filed or incorporated by reference as part of this Registration Statement on Form F-3:

Exhibit	Description
1.1*	Underwriting Agreement

4.1	Form of Indenture (TR Finance Debt Securities – Guaranteed by TRC and Subsidiary Guarantors) (incorporated by reference to Exhibit 7.2 to Form F-10 (filed concurrently))

4.2*	Form of Note

5.3	Opinion of Torys LLP, as to the validity of the Debt Securities

5.4	Opinion of Fredrikson & Byron, P.A.

5.5	Opinion of Holland & Knight LLP

22.1	List of Subsidiary Issuers and Guarantors (incorporated by reference to Exhibit 22.1 of the joint registration statement on Form F-3 (File No. 333-239392) and Form F-10 (File No. 333-239390) filed with the Securities and Exchange Commission on July 6, 2020 by TRC, TR Finance and the Subsidiary Guarantors)

23.1	Consent of PricewaterhouseCoopers LLP (included in Exhibit 5.1 to Form F-10 (filed concurrently))

23.2	Consent of Torys LLP (included in the opinion filed as Exhibit 5.3 to this Form F-3)

23.3	Consent of Fredrikson & Byron, P.A. (included in the opinion filed as Exhibit 5.4 to this Form F-3)

23.4	Consent of Holland & Knight LLP (included in the opinion filed as Exhibit 5.5 to this Form F-3)

24.1	Powers of Attorney (included in the signature page to this Form F-3)

25.1	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Trustee for the TRC and TR Finance Indentures, on Form T-1 (incorporated by reference to Exhibit 8.1 to Form F-10 (filed concurrently))

107	Filing Fee Table (incorporated by reference to Exhibit 107 to Form F-10 (filed concurrently))

*	To be filed in a report on Form 6-K in connection with an offering hereunder.

Item 10.    UNDERTAKINGS

(a)    The undersigned F-3 Registrants (each, a “F-3 Registrant” and collectively, the “F-3 Registrants”) hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

F-3, II-8

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by or on behalf of the F-3 Registrant pursuant to Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a F-3 Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus

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that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of a F-3 Registrant under the Securities Act to any purchaser in the initial distribution of the securities: each undersigned F-3 Registrant undertakes that in a primary offering of securities of such undersigned F-3 Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned F-3 Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned F-3 Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned F-3 Registrant or used or referred to by such undersigned F-3 Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned F-3 Registrant or its securities provided by or on behalf of such undersigned F-3 Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned F-3 Registrant to the purchaser.

(b) The undersigned F-3 Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) by or on behalf of the F-3 Registrant that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the F-3 Registrants pursuant to the foregoing provisions, or otherwise, such Registrants have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the F-3 Registrants of expenses incurred or paid by a director, officer or controlling person of the F-3 Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the F-3 Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

F-3, II-10

FORM F-3

SIGNATURES OF TR FINANCE LLC

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on the 10th day of June 2022.

TR FINANCE LLC

By:	/s/ Erin C. Brown
Name: Erin C. Brown
Title: President

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steve Hasker, Michael Eastwood, Thomas Kim and Linda J. Walker, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including amendments to be declared effective in accordance with Rule 462(b) under the Securities Act, and any post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 10th day of June 2022.

Signature	Title

/s/ Erin C. Brown Erin C. Brown	President (Principal Executive Officer)

/s/ Linda J. Walker Linda J. Walker	Chief Financial Officer (Principal Financial and Accounting Officer) and Director

/s/ Sean Cannizzaro Sean Cannizzaro	Director

/s/ Karen Hirsh Karen Hirsh	Director

F-3, II-11

FORM F-3

SIGNATURES OF THOMSON REUTERS APPLICATIONS INC.

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on the 10th day of June 2022.

THOMSON REUTERS APPLICATIONS INC.
By:	/s/ Paul Fischer
	Name:	Paul Fischer
	Title:	President

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steve Hasker, Michael Eastwood, Thomas Kim and Linda J. Walker, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including amendments to be declared effective in accordance with Rule 462(b) under the Securities Act, and any post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 10th day of June 2022.

Signature	Title

/s/ Paul Fischer Paul Fischer	President (Principal Executive Officer)

/s/ David Hindt David Hindt	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Sean Cannizzaro Sean Cannizzaro	Director

/s/ Linda J. Walker Linda J. Walker	Director

/s/ Karen Hirsh Karen Hirsh	Director

F-3, II-12

FORM F-3

SIGNATURES OF THOMSON REUTERS (TAX & ACCOUNTING) INC.

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on the 10th day of June 2022.

THOMSON REUTERS (TAX & ACCOUNTING) INC.
By:	/s/ Brian Peccarelli
	Name:	Brian Peccarelli
	Title:	President

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steve Hasker, Michael Eastwood, Thomas Kim and Linda J. Walker, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including amendments to be declared effective in accordance with Rule 462(b) under the Securities Act, and any post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 10th day of June 2022.

Signature	Title

/s/ Brian Peccarelli Brian Peccarelli	President (Principal Executive Officer)

/s/ Brian Wilson Brian Wilson	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Sean Cannizzaro Sean Cannizzaro	Director

/s/ Linda J. Walker Linda J. Walker	Director

/s/ Karen Hirsh Karen Hirsh	Director

F-3, II-13

FORM F-3

SIGNATURES OF WEST PUBLISHING CORPORATION

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on the 10th day of June 2022.

WEST PUBLISHING CORPORATION
By:	/s/ Paul Fischer
	Name:	Paul Fischer
	Title:	President

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steve Hasker, Michael Eastwood, Thomas Kim and Linda J. Walker, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including amendments to be declared effective in accordance with Rule 462(b) under the Securities Act, and any post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 10th day of June 2022.

Signature	Title

/s/ Paul Fischer Paul Fischer	President (Principal Executive Officer)

/s/ David Hindt David Hindt	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Sean Cannizzaro Sean Cannizzaro	Director

/s/ Linda J. Walker Linda J. Walker	Director

/s/ Karen Hirsh Karen Hirsh	Director

F-3, II-14